            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------
                                           GIVE THE
                                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
--------------------------------------------------------------------------------
1. An individual's account                 The individual

2. Two or more individuals                 The actual owner of the account or,
   (joint account)                         if combined funds, any one of the
                                           individuals(1)

3. Husband and wife                        The actual owner of the account or,
   (joint account)                         if joint funds, either person(1)

4. Custodian account of a minor (Uniform   The minor(2)
   Gift to Minors Act)

5. Adult and minor                         The adult or, if the minor is the
   (joint account)                         only contributor, the minor(1)

6. Account in the name of guardian or      The ward, minor, or incompetent
   committee for a designated ward,        person(3)
   minor or incompetent person

7. (a) The usual revocable savings trust   The grantor-trustee(5)
       account (grantor is also a
       trustee)

   (b) So-called trust account that is     The actual owner(5)
       not a legal or valid trust under
       State law

8. Sole proprietorship account             The owner(4)

--------------------------------------------------------------------------------
                                            GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF--
--------------------------------------------------------------------------------
 9. A valid trust, estate, or pension       The legal entity (Do not furnish the
    trust                                   identifying number of the personal
                                            representative or trustee unless the
                                            legal entity itself is not
                                            designated in the account title)(5)

10. Corporate account                       The corporation

11. Religious, charitable, or educational   The organization
    organization account

12. Partnership account held in the name    The partnership
    of the business

13. Association, club, or other             The organization
    tax-exempt organization

14. A broker or registered nominee          The broker or nominee

15. Account with the Department of          The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district or
    prison) that receives agricultural
    program payments

(1) List first and circle the name of the person whose number you furnish. If only one person or a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

     NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on broker transactions include the following:

o A corporation.

o A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency, or instrumentality thereof.

o An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o A real estate investment trust.

o A common trust fund operated by a bank under section 584(a).

o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

o An entity registered at all times under the Investment Company Act of 1940.

o A foreign central bank issue.

Payments of dividends not generally subject to backup withholding including the following:

o Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o Payments made by certain foreign organizations.

o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o Payments described in section 6049(b)(5) to nonresident aliens.

o Payments on tax-free covenant bonds under Section 1451.

o Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 or Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE